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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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THE MIDDLEBY CORPORATION
(Name of Registrant as Specified In Its Charter)
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April     , 2013

To Our Stockholders,

Our philosophy on corporate governance is simple yet powerful because we treat it with the same care and attention provided to any other function within our organization.

We approach it thoughtfully, balancing the immediate needs with those over the long term. We administer our governance with prudence and efficiency, opting for a smaller but more active and engaged Board. We hold ourselves accountable to each other and our stockholders and strive for the highest level of integrity in everything that we do. And perhaps most importantly, we let the best interest of our stockholders serve as our ultimate compass to sound decision-making at the Board level.

This approach has served us well over the years, resulting in what we believe is a progressive and stockholder-friendly corporate governance practice. For example:

  •
  The entire Board, with the exception of our longstanding Chairman and Chief Executive Officer Selim Bassoul, is comprised of independent directors;

  •
  All Board committees are chaired by, and fully comprised of independent directors;

  •
  We do not have a staggered Board structure—all directors must seek re-election each year;

  •
  We do not currently have in place a stockholder rights plan ("poison-pill"); and

  •
  We develop our executive compensation plans to focus on performance and shareholder value creation.

More recently, in 2012 and in early 2013, we implemented several enhancements to our corporate governance practice, including:

  •
  Recommending stockholders vote in favor of an amendment to our bylaws to implement a majority voting structure, whereby directors are elected by majority of votes cast instead of the former plurality voting structure; and

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  Establishing a nominating committee which, like our other Board committees, is chaired by, and comprised entirely of independent directors.

An additional item we considered was separating the role of our Chairman and Chief Executive Officer. Like all important corporate governance matters, we evaluated the pros and cons of various alternatives. Our evaluation confirmed that the future of our Company and our stockholders are best served by Mr. Bassoul maintaining his role as both Chairman and Chief Executive Officer. Our confidence that our current leadership structure is the most appropriate for The Middleby Corporation comes from you, our stockholders.

We recently commissioned an independent study conducted by FTI Consulting focused on better understanding your views regarding Middleby's corporate governance. Through this study we received feedback from many of our largest stockholders representing approximately 25% of our outstanding shares. The results of the study confirmed that our stockholders best interests are served by Mr. Bassoul maintaining his role as both the Chairman and Chief Executive Office of The Middleby Corporation.

Therefore, we are looking to you for continued support in this regard. Mr. Bassoul's leadership—at both the executive and Board level—has played an important part in our track record of delivering outstanding performance and stockholder returns. In fact, since Mr. Bassoul took over as Chief Executive Officer in 2001, we have generated a cumulative Total Shareholder Return (TSR) of 4,173%, which represents the 99th percentile of publicly-traded companies during that time period. Our outstanding history of delivering performance and stockholder returns continued in 2012, including the following key highlights:

  •
  Generated a TSR of 36%, more than doubling the performance of the S&P 500 and the Russell 2000;

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  Reported full-year 2012 earnings per share of $6.49, up 26% compared with prior-year earnings of $5.15 per share;

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  Achieved sales of $1 billion, up 21.3% versus the prior year;

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  Completed four strategic acquisitions, including one of the largest in our history in Viking Range Corporation; and

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  Once again, we were named to the Forbes Magazine annual America's Best Small Companies list for the ninth consecutive year.

An additional consideration we weighed in our consideration of the combined role of Chairman and Chief Executive Officer was the fact that we have established a lead independent director role. Gordon O'Brien has served as lead independent director since 2010. His extensive experience with capital markets, M&A and his service to numerous boards over the years have made him an excellent fit to serve as Middleby's lead independent director. Importantly, we have empowered him to not only preside over executive sessions of the Board, but to play a prominent role in all matters of the Board including:

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  Serving as an liaison between the Chairman and the independent directors;

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  Participating in the evaluation of the performance of the Chief Executive Officer; and

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  Participating in the evaluation of corporate performance, senior management structure, director recruitment, and Board and director evaluations, among others.

We value the insight and feedback we receive from our stockholders. Going forward, our goal is to ensure that we continue to listen to you, give appropriate consideration to your suggestions and proposals in an objective manner, and communicate with you in a timely fashion—both what we are doing and why we are doing it.

Thank you for your insights, support, and confidence. We look forward to seeing many of you at the Annual Meeting of Stockholders on May 14, 2013.

The Middleby Corporation Board of Directors

1400 Toastmaster Drive
Elgin, Illinois 60120

April     , 2013

Dear Stockholder:

You are hereby notified that the Annual Meeting of Stockholders (the "Meeting") of The Middleby Corporation (the "Company") will be held at the Company's principal executive offices located at 1400 Toastmaster Drive, Elgin, Illinois 60120 at 10:30 a.m., local time, on Tuesday, May 14, 2013, for the following purposes:

(1)
To elect six directors to hold office until the 2014 Annual Meeting.

(2)
To hold an advisory vote on executive compensation.

(3)
To amend the Company's Second Amended and Restated Bylaws (the "Bylaws") to implement majority voting for uncontested director elections.

(4)
To consider and act on a proposal to ratify the selection of Ernst & Young LLP as independent public accountants of the Company for the current fiscal year ending December 28, 2013.

(5)
To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 20, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

The Securities and Exchange Commission has adopted rules for the electronic distribution of proxy materials. We have elected to provide access to our proxy materials and 2012 Annual Report on the Internet instead of sending a full set of printed proxy materials. We believe that this process will provide you with prompt access to our proxy materials, lower our costs of printing and delivering proxy materials, and minimize the environmental impact of printing paper copies. You should have already received the Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials and vote. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials set forth on the Notice of Internet Availability of Proxy Materials.

You are invited to attend the Meeting in person. If you attend the Meeting in person, you may vote your shares by bringing valid photo identification and delivering your completed proxy card or ballot at the Meeting. Please note that if you hold your shares through a bank, broker or other nominee, you must also bring a form of legal proxy, which you must request from such nominee, in order to vote at the Meeting.

Your vote is important to us.    Whether or not you plan to attend the Meeting in person, we urge you to return your proxy promptly in accordance with the following instructions. If you own shares in your own name, you may vote in one of the following ways: (i) visit the website shown on your Notice of Internet Availability of Proxy Materials or proxy card to vote electronically via the Internet, (ii) by telephone, pursuant to the instructions on the proxy card or (iii) if you requested printed proxy materials, by signing and returning the proxy card using the postage-paid envelope provided.

Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability of Proxy Materials. Any Notices of Internet Availability of Proxy Materials that are returned will not be counted. If you own shares through a bank, broker or other nominee, please execute your vote by following the instructions provided by such nominee.

By Order of the Board of Directors
MARTIN M. LINDSAY Treasurer

1400 Toastmaster Drive
Elgin, Illinois 60120

2013 ANNUAL MEETING OF STOCKHOLDERS
May 14, 2013
PROXY STATEMENT

GENERAL

This Proxy Statement and the accompanying proxy are furnished to stockholders of The Middleby Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the 2013 Annual Meeting of Stockholders (the "Meeting") to be held at the Company's principal executive offices located at 1400 Toastmaster Drive, Elgin, Illinois 60120, at 10:30 a.m., local time, on Tuesday, May 14, 2013, for the purposes set forth in the accompanying Notice of Meeting. The Notice of Internet Availability of Proxy Materials, the Proxy Statement and related materials included herewith, and the Company's Annual Report to Stockholders for the fiscal year ended December 29, 2012 are being distributed or made available to stockholders on or about April     , 2013.

Stockholders of record at the close of business on March 20, 2013 (the "Record Date") are entitled to notice of and to vote at the Meeting. On such date there were 18,791,446 outstanding shares of common stock, par value $0.01 per share, of the Company ("Common Stock"). In deciding all questions, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share held on the Record Date.

Stockholders who are entitled to vote at the Meeting may vote by proxy pursuant to the following methods: (i) stockholders who own shares in their own name may vote in person at the Meeting by bringing valid photo identification and delivering their proxy card or ballot at the Meeting, or by mail, telephone, pursuant to the instructions on the proxy card or electronically via the Internet, pursuant to the instructions on the Notice of Internet Availability of Proxy Materials or (ii) stockholders who own shares through a bank, broker or other nominee should follow the instructions provided by such nominee.

The election inspectors appointed for the Meeting will determine the presence of a quorum and tabulate the votes cast by proxy or in person at the Meeting. The presence, in person or represented by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. A quorum is necessary for the transaction of business at the Meeting. Abstentions and broker non-votes will be included in determining the presence or absence of a quorum. Generally, broker non-votes occur on a proposal when a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter or when a broker has such discretionary authority but does not exercise such discretion.

The six nominees for election to the Board who receive the greatest number of votes cast for the election of directors by the shares present, in person or represented by proxy, will be elected to the Board. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote FOR nor a vote AGAINST the nominee and thus will have no effect on the outcome of the vote.

Approval of the proposal on a non-binding advisory vote on executive compensation and the proposal to ratify the Company's appointment of independent public accountants require the vote of a majority of the votes cast at the Meeting by holders of shares present in person or represented by proxy and entitled to vote at the Meeting. For purposes of these proposals, abstentions will be treated as a vote AGAINST; approval and broker non-votes will not be counted as a vote cast either FOR or AGAINST approval of such proposal, and therefore will not have an effect on the outcome of the vote.

Approval of the amendment to the Company's Bylaws requires the affirmative vote of holders of a majority of the Company's outstanding shares. For purposes of this proposal, abstentions and broker non-votes will be treated as a vote AGAINST approval.

Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted as follows:

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  "Proposal No. 1—Election of Directors"; FOR the election of each of the named nominees as a director of the Company;

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  "Proposal No. 2—Advisory Vote on Executive Compensation"; FOR the approval, by an advisory vote, of the 2012 compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC");

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  "Proposal No. 3—Amendment to Bylaws"; FOR the amendment of the Company's Bylaws to implement majority voting for uncontested director elections; and

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  "Proposal No. 4—Ratification of Selection of Independent Public Accountants"; FOR the ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year ending December 28, 2013.

Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above Elgin address) or at the Meeting if the stockholder attends in person, or a later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Six directors are to be elected by a plurality of the stockholder votes cast at the Meeting to serve until the 2014 Annual Meeting of Stockholders and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal. The following persons have been nominated:

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Selim A. Bassoul	56	President, Chief Executive Officer and Chairman of the Board of the Company and its principal subsidiary, Middleby Marshall Inc. ("MM") since December 23, 2004. President and Chief Executive Officer of the Company and MM from 2001 to 2004. Chief Operating Officer of the Company and MM from 2000 to 2001. Group President of Middleby Cooking Systems Group from 1999 to 2000. President of Southbend, a Middleby company, from 1996 to 1999.	2001

		Mr. Bassoul's extensive experience at the subsidiary and corporate level of the Company and his day to day leadership as CEO of the Company provide the Board with intimate knowledge and an invaluable perspective regarding the Company's operations, challenges and business strategy.
Robert B. Lamb	71	Special Adjunct Professor of Management at the Leonard N. Stern School of Business at New York University since 2011; Clinical Professor of Management from 1977 to 2011. Has served as adviser to U.S. and foreign corporations, commercial banks, investment banks and government agencies. Director of Bondholders Communication Corporation. Member of the Board of Editors, The Municipal Finance Journal, since 1985.	2005
		Mr. Lamb's expertise in domestic and international economics provides unique insight into current economic trends and international business opportunities.
John R. Miller III	72	Chairman and Chief Executive Officer of E.O.P, Inc., publisher of special market trade magazines since 1968; Sales Manager, Procter & Gamble, Packaged Soap Division, 1964 to 1968. Director Emeritus of First National Bank of Long Island and its holding company, the First of Long Island Corporation.	1978
		Mr. Miller's marketing background and knowledge of diversity issues is valuable in Board discussions regarding new product introductions, overall marketing strategy and employee matters.

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Gordon O'Brien	47	President of Specialty Finance and Operations of American Capital Strategies since 2008. Principal and Managing Director of American Capital Strategies from 1998 to 2008. Vice President of Pennington Partners/PENMAN Partners, a private equity firm, from 1995 to 1998. A Board member of numerous private companies as a representative of American Capital Strategies.	2005

		Mr. O'Brien's extensive experience with capital markets and acquisition strategy as well as his extensive experience as a director on numerous other boards are valuable in Board discussions regarding the Company's capital structure, liquidity needs and acquisition strategy.
Philip G. Putnam	72	President of Highview Associates, Independent Corporate Advisors since 2009. Managing Director, Fulcrum Securities from 2008 to 2009. Managing Director, Flagstone Capital, LLC, investment bankers, from 2000 to 2007. Executive Vice President, Brean Murray & Co. Inc., investment bankers, from 1996 to 2000.	1978
		Mr. Putnam's extensive history with the Company and his investment banking and investment analysis experience provides the Board with invaluable insight into ongoing financial and accounting matters.
Sabin C. Streeter	71	Adjunct Professor and Executive-in-Residence at Columbia Business School since 1997. Managing Director and Vice President of Donaldson, Lufkin & Jenrette Securities Corp., investment bankers, from 1976 to 1997.	1987

		Mr. Streeter's career as an investment banker and past experience on the Boards of other companies provides the Board with valuable perspective regarding acquisition strategy, financial and accounting issues, as well as employee matters.

Each of the nominees has consented to serve as a director if elected. The Board knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board may recommend.

Vote Required for Approval; Board Recommendation

Nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or represented by proxy, will be elected to the Board of Directors. With regard to the election of directors, votes may be cast FOR or withheld AGAINST each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast. Stockholders eligible to vote at the Meeting do not have cumulative voting rights with respect to the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE ABOVE NAMED NOMINEES AS A DIRECTOR OF THE COMPANY.

Committees; Board Meetings

The Board held four in-person meetings during the fiscal year ended December 29, 2012, and each director attended at least 75% of all Board and applicable committee meetings. Although the Company does not have a formal attendance policy, the Company encourages all directors to attend its annual meeting of stockholders. All of the Company's directors attended the 2012 Annual Meeting of Stockholders. Current directors, Messrs. Putnam, Streeter, Miller, O'Brien, and Lamb, as well as former director Ryan Levenson, who resigned from the Board in November 2012, have been determined by the Board to be "independent directors" as such term is defined under Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. ("NASDAQ"). The Board is comprised of a majority of independent directors. The Company currently has an Audit Committee, a Compensation Committee, and a Nominating Committee.

Audit Committee

The Company's standing Audit Committee was established in accordance with Section (3)(a)(58)(A) of the Securities Exchange Act of 1934, as amended. During the fiscal year ended December 29, 2012, the Audit Committee was comprised of Messrs. Putnam (Chairman), Streeter, Lamb, and Levenson (who served until his resignation from the Board in November 2012), and met four times for the purposes of (i) approving the selection of the Company's independent auditors; (ii) reviewing the arrangements for and scope of the audit and pre-approving permitted non-audit services; (iii) reviewing the Company's interim and annual financial statements or other results of the audit; (iv) reviewing the Company's internal accounting procedures and controls and the recommendations of the Company's independent auditors; and (v) reviewing the external audit process. All of the members of the Audit Committee have been determined by the Board to be financially sophisticated as required by NASDAQ Rule 4350(d) and to be "audit committee financial experts" as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. All of the members of the Audit Committee have been determined by the Board to meet the additional independence criteria set forth in NASDAQ Rule 4350(d). The Audit Committee has a written charter which was approved by the Board on March 4, 2003 and modified as of February 25, 2004, and is currently available in the "Investor Relations" section of the Company's website, located at www.middleby.com.

Compensation Committee

During the fiscal year ended December 29, 2012, the Compensation Committee was comprised of Messrs. Miller (Chairman), O'Brien, and Levenson (who served until his resignation in November 2012) and met four times. The function of the Compensation Committee is to make recommendations concerning the compensation of the Chairman of the Board, the President and Chief Executive Officer, and other executive officers of the Company. The Compensation Committee is also responsible for administering and making grants to executive officers under the Company's 2011 Long Term Incentive Plan and for administering the Company's 1998 Stock Incentive Plan, 2007 Stock Incentive Plan and Value Creation Incentive Plan. Effective February 14, 2008, the 1998 Stock Incentive Plan expired and, after that date, could no longer be used for grants of any kind. Effective May 8, 2011 the 2011 Long Term Incentive Plan superseded the 2007 Stock Incentive Plan and, after that date, grants could no longer be made out of the 2007 Stock Incentive Plan. All of the members of the Compensation Committee have been determined by the Board to be independent as defined under applicable NASDAQ listing standards. The Compensation Committee does not have a written charter.

The Compensation Committee retained Grant Thornton LLP ("Grant Thornton") until March, 2012, and Meridian Compensation Partners ("Meridian") from August, 2012 to the present, to advise regarding Board and executive compensation. The Compensation Committee considers Grant Thornton and Meridian to be independent advisors as a result of the following factors:

  •
  Both Grant Thornton and Meridian were retained by, and reported directly to, the Compensation Committee;

  •
  Meridian has provided no services to the Company in the past four years;

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  Except for annual audits of certain of the Company's benefit plans, Grant Thornton has provided no services to the Company in the past four years other than the compensation-related services provided to the Compensation Committee;

  •
  We were advised by Grant Thornton and Meridian that each has internal policies and procedures that prevent conflicts of interest;

  •
  There are no business or personal relationships between either Grant Thornton's or Meridian's lead consultant and members of the Compensation Committee; and

  •
  We were advised by Grant Thornton and Meridian, respectively, that Grant Thornton's and Meridian's lead consultants on the Company's account do not own any Common Stock.

Nominating Committee

During the fiscal year ended December 29, 2012, the Board did not have a standing nominating committee or a nominating committee charter that addressed the director nominations process. However, in February 2013, the Board formed a formal Nominating Committee and approved a written nominating committee charter, which is currently available in the "Investor Relations" section of the Company's website, located at www.middleby.com. The Board does not have a formal policy for consideration of director candidates submitted by the Company's stockholders at this time. See "Requirements and Procedures for Submission of Stockholder Nominations of Director Candidates and Proposals of Security Holders" for further information regarding the procedures for recommending a director nominee for consideration.

The Nominating Committee discusses, reviews and evaluates potential director candidates and recommends potential director candidates to the full Board for election by the stockholders or appointment to the Board, as the case may be, pursuant to the Bylaws. The full Board then considers the potential director candidates who have been recommended by the Nominating Committee. Because the Company's stockholders rarely, if ever, have recommended potential director candidates, the Nominating Committee and the Board do not have a formal policy for consideration of potential director candidates recommended by the Company's stockholders, but the Nominating Committee will give due consideration to any and all such candidates under the same criteria as internally generated candidates. In identifying and selecting director candidates, the Nominating Committee and the Board consider a variety of factors, including, but not limited to, a candidate's experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating Committee considers appropriate in the context of the needs of the Board.

Board Leadership Structure

The business of the Company is managed under the direction of the Board, in the interest of the stockholders. The Board delegates its authority to management for managing the day to day activities of the Company. The Board requires that management review major actions and initiatives with the Board prior to implementation.

The lead independent director acts as an intermediary between the Board and senior management. Among other things, the lead independent director is responsible for facilitating communication among directors and between the Board and the CEO, working with the CEO to provide an appropriate information flow to the Board and serving as chairman of the executive sessions of the independent directors at each formal Board meeting.

Executive sessions of the independent directors are held in conjunction with regularly scheduled meetings of the Board and as otherwise deemed necessary. Mr. O'Brien has served as lead independent director of the Board since March 2010.

The Company believes the positions of Chairman and Chief Executive Officer ("CEO") should currently be held by the same person. The Company has adopted a counterbalancing governance structure, including:

  •
  a designated lead independent director;

  •
  a Board entirely composed of independent members, with the exception of Mr. Bassoul, the Company's CEO;

  •
  committees comprised entirely of independent directors (including a Nominating Committee formed in February 2013); and

  •
  established governance and ethics guidelines.

Board Compensation Structure

Nonemployee members of the Board are paid an annual retainer of $55,000, with the respective Audit and Compensation Committee Chairmen receiving an additional $10,000 annual retainer. No additional meeting fees are paid to our nonemployee directors or our directors who are also officers of the Company. The Chairman of the Board received the annual retainer of $55,000 in 2012. Beginning in 2013, only nonemployee members of the Board will receive fees in respect of their Board service. Compensation paid to our nonemployee directors in 2012 is shown in the Director Compensation Table appearing on page 32.

In December of 2010, the Board approved the termination of the unfunded retirement plan for non-employee directors of the Company, the Middleby Corporation Board of Directors Pension Plan, which had been frozen to new participants since November 2006. The pension plan provided for an annual benefit upon either a change in control or retirement from the Board at age 70, equal to 100% of the director's last annual fee (excluding meeting fees), payable on a quarterly basis for a number of years equal to the director's years of service, up to a maximum of 10 years. As of January of 2011, the Company had no further obligations with respect to the terminated pension plan.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board regularly reviews information regarding the Company's credit, liquidity and operations, as well as the risks associated with each. While the Board has general oversight responsibility for risk at the Company, the Board has delegated some of its risk oversight duties to Board committees. The Company's Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and evaluates the internal control framework of the Company. The Nominating Committee is responsible for recommending to the Board individuals qualified to serve as directors of the Company. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

It is the role of management to present material risks in a clear and understandable manner as part of its broader responsibility to keep the Board well informed on all matters of significance to the Company. The Company believes that its current leadership structure facilitates this clear delineation of responsibility with respect to its risk management process. The combined role of CEO and Chairman is an effective structure for the Board to understand the risks associated with the Company's strategic plans and objectives. Additionally, maintaining an independent Board with a lead independent director permits open discussion and assessment of the Company's ability to manage these risks.

Stockholder Communications With the Board

The Board has adopted the following procedure for stockholders and other interested parties to communicate with the Board. All such communications should be sent by email to the Chairman of the Board at the address found on the Company's website, www.middleby.com, or by regular mail to the Chairman of the Board at the Company's principal executive offices in Elgin, Illinois. The Chairman will collect and organize all such communications, deleting any sales or other solicitations and any communications which contain offensive material. A summary of the communications received will be periodically provided to the Board, which will determine the disposition of any such communication.

EXECUTIVE OFFICERS

The following is a summary of the professional experience of the executive officers of the Company.

Name	Age	Principal Occupation(s) During Past Five Years
Selim A. Bassoul	56	President, Chief Executive Officer and Chairman of the Board of the Company and its principal subsidiary, Middleby Marshall Inc. ("MM") since December 23, 2004. President and Chief Executive Officer of the Company and MM from 2001 to 2004. Chief Operating Officer of the Company and MM from 2000 to 2001. Group President of Middleby Cooking Systems Group from 1999 to 2000. President of Southbend, a Middleby company, from 1996 to 1999.
Timothy J. FitzGerald	43
		Vice President and Chief Financial Officer of the Company and MM since May 2003. Vice President and Corporate Controller of the Company and MM from February 2000 to May 2003. Corporate Controller of the Company and MM from November 1998 to May 2003.
David Brewer	56
		Chief Operating Officer of the Company's Commercial Foodservice Equipment Group since March 2009. President, Pitco Frialator, Inc. from July 2007 to March 2009. President, Lantech North America, from June 2005 to July 2007. Vice President of Global Supply Chain, YUM!, from March 2002 to June 2005.
Martin M. Lindsay	48	Corporate Treasurer and Assistant Secretary of the Company and MM since February 2002. Assistant Treasurer of the Company and MM from March 1999 to February 2002.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The following Compensation Discussion and Analysis ("CD&A") describes the material elements of compensation for the Company's executive officers identified in the Summary Compensation Table as the "Named Executive Officers." The CD&A also provides analysis with respect to the compensation disclosed in the tables that follow.

The Compensation Committee of the Board (the "Committee") during the course of 2012 was composed of the following outside directors, each of whom is "independent" in accordance with the governance rules of the NASDAQ Stock Market: John R. Miller III, Chairman, Gordon O'Brien, and Ryan Levenson (who served as a member of the Committee until his resignation from the Board in November 2012). The Committee is appointed by, and responsible to, the Board for making recommendations to the Board and approving, where appropriate, all matters related to executive and non-employee director compensation.

Executive Summary

We seek to closely align the interests of our Named Executive Officers with the interests of our stockholders. As described in this CD&A, our compensation program is designed to reward our Named Executive Officers for the achievement of short-term and long-term financial goals. This summary contains a discussion of our 2012 executive compensation highlights, our 2012 performance, and our prior year say on pay results.

2012 Company Performance

The executive team led by Mr. Bassoul, our CEO, has driven the performance of the Company, outperforming its peers in many respects. For example, our 2012 financial performance on Return on Equity ("ROE") and Total Shareholder Return ("TSR") was above the peer group median. The peer group for this purpose is discussed below on page 16. On a three-year basis (FYE 2010—FYE 2012), the Company's TSR was 156.0% versus a peer group median TSR performance of 60.7%. Over the same period, the Company's average ROE was 20.4% versus a peer group median ROE of 12.8%. On a five-year basis (FYE 2008—FYE 2012), the Company's TSR was 64.6% versus a peer group median TSR of 40.9% and the Company's average ROE was 22.7% versus a peer group median ROE performance of 11.3%. This illustrates the strong performance of the executive team in the face of adverse macro-economic conditions.

Average Return on Equity	Total Shareholder Return

Note: TSR reflects annual rates of return reflecting price appreciation plus reinvestment of dividends (calculated monthly) and the compounding effect of dividends paid on reinvested dividends.

The charts below highlight the Company's financial performance over a ten-year period:

In addition to the financial achievements described and highlighted graphically above, the Company also:

  •
  Successfully completed the acquisitions of Nieco Corporation, Baker Thermal Solutions, Stewart Systems and Viking Range Corporation (on December 31, 2012, subsequent to the end of the Company's 2012 fiscal year);

  •
  Realized 5% organic growth in its Commercial Foodservice Equipment Group and 19.1% organic growth in its Food Processing Equipment Group;

  •
  Increased market penetration in emerging markets, such as India, Brazil and China;

  •
  Made additional investments in technologies designed to reduce energy usage and operating costs, as well as decrease operator labor costs through automation; and

  •
  Negotiated a new five-year, $1.0 billion multi-currency senior revolving credit facility.

Highlights of 2012 Compensation Program

  •
  Our compensation mix is a combination of base salary, annual bonus and long-term incentives. However, for 2012, the compensation mix for our Named Executive Officers consisted of base salary and a performance-based annual cash bonus, since no long-term incentive grants were made in 2012. However, the 2011 long-term incentive awards of performance-vesting restricted stock are still unvested and are mid-way through the performance cycle.

  •
  Our annual and long-term incentive plans focus on increasing both earnings before interest, taxes, depreciation and amortization ("EBITDA") and EPS, without encouraging unnecessary or excessive risk-taking. The Committee and management have considered other performance metrics, but have determined that EBITDA and EPS directly link to the Company's business strategy, are measures by which the Company is commonly evaluated externally by analysts and investors, and are the best indicators of the Company's financial and operational performance.

  •
  As described above, none of the Named Executive Officers received a long-term incentive award in 2012 since the grants made in 2011 were intended to cover a three year performance period. The 2011 awards will only vest based on the achievement of three-year EBITDA and EPS goals, which the Committee and management identified as the two most critical measures of the Company's success.

  •
  As discussed and illustrated in the description of Compensation Programs, Objectives and Philosophy below, the compensation structure for our Named Executive Officers reflects our pay for performance philosophy as evidenced by the following:

  •
  Long-term incentive awards in recent years have been made solely in the form of performance stock, and

  •
  Fixed compensation (base salary) is a small portion of total direct compensation paid to the Named Executive Officers while variable pay (compensation that is "at risk" based on performance) comprises the bulk of total direct compensation paid to the Named Executive Officers.

Because of its desire to reinforce a performance-based culture and high-growth strategy, the Company emphasizes a pay mix that is comprised primarily of variable pay. As such, base salary makes up the smallest portion of total direct compensation for the CEO and Chief Financial Officer ("CFO"), with variable pay in terms of annual and long-term incentives accounting for the remaining portion. The mix varies by position, taking into account each position's ability to influence results. The following charts provide the 2012 mix for target total cash compensation (since no long-term grants were made in 2012):

2012 Target Compensation

Prior Year Say on Pay Results

At the May 10, 2012 shareholders' meeting, the "Advisory Vote on Executive Compensation" proposal (the "say on pay" vote) received support from approximately 53% of votes cast. Based on these results, we have modified certain aspects of the executive compensation program (effective for 2013) to better align the compensation programs with shareholder interests, prevailing market practices and corporate governance standards. Furthermore, we have commenced an investor outreach initiative to provide more information to our top institutional shareholders and to gather feedback from them (see section below titled "Outreach Program to Institutional Shareholders" for more information).

Summary of Changes to Executive Compensation and Corporate Governance Practices

Compensation decisions for 2012 were made in March of 2012, prior to the annual shareholders' meeting that was held in May 2012. Therefore, during 2012 and early 2013, the Committee reviewed areas of potential concern and approved the following changes, effective for 2013:

  •
  Entered into a new employment agreement with each of Mr. Bassoul and Mr. FitzGerald that, among other things:

  •
  Eliminated the modified single trigger related to change in control benefits; and

  •
  Eliminated the full excise tax gross-up related to change in control benefits and replaced it with an "alternative cap" which provides that the executive's severance and other payments would be reduced to the amount that would not be subject to the excise tax on excess parachute payments, or, if better on an after-tax basis, the after-tax amount of the payments, in each case, where the executive would be responsible for any tax obligations;

  •
  Increased the stock ownership requirement for the CEO from 3 time bases salary to 6 times base salary; and

  •
  Formed a Nominating Committee of our Board of Directors to further ensure independent oversight of our director election practices.

In addition to the approved actions above, the Company has committed to adopting a recoupment ("clawback"), policy once final rules are established by the SEC.

Outreach Program to Institutional Shareholders

Periodically throughout each year, members of management communicate with shareholders on a variety of topics, including executive compensation. During 2012 and early 2013, management has directly contacted shareholders to follow-up regarding the significant changes to executive compensation implemented in 2012, and management intends to continue these outreach efforts after the filing of this proxy statement with the SEC. The purpose of our shareholder outreach program is to (i) understand the shareholders' perspective related to the low say on pay support level for our 2011 executive compensation programs, and (ii) provide additional rationale related to our current plan designs and how they have contributed to the substantial increase in shareholder value. We have also engaged FTI Consulting, a leading management consultancy, to assist with shareholder outreach efforts related to certain other topics.

We encourage you to read this CD&A for a detailed discussion and analysis of our executive compensation program, including information about the 2012 compensation of the Named Executive Officers described in the tables that follow.

Discussion and Analysis

Compensation Programs, Objectives and Philosophy

The Committee's compensation philosophy is to engage and promote competitive spirit amongst its employees at all levels to facilitate delivery of the best possible products to the market capable of maximizing market share within each product niche, thus ensuring the highest potential stock share price on the market for the Company's shareholders.

The Company's compensation and benefits programs are influenced by the Company's business culture and are designed to maximize strategic Company goals. The Company's compensation program objectives are as follows:

  •
  Attract and Retain Executive Talent—The Committee intends to provide compensation packages that will attract and retain qualified executive talent and deliver increasing rewards for extraordinary performance.

  •
  Link Executive Compensation with Operating Performance—The Committee structures a portion of the compensation for Named Executive Officers and senior management to vary with the Company's financial and operating performance. This requires that a significant portion of an executive's annual compensation is "at-risk" and linked to the achievement of corporate and, in certain cases, individual goals described further below, in order to drive and increase stockholder value.

  •
  Link Executive Long-Term Incentive Compensation with Stockholder Interests—The Committee believes that granting long term equity based awards using stock options, restricted stock, stock appreciation rights, or performance stock, aligns the interests of Named Executive Officers with those of stockholders through stock ownership and furthers the Company's goal of executive retention by using time-based vesting of equity awards in certain cases. Long-term incentive compensation granted to our Named Executive Officers in recent years has been solely in the form of performance stock to align long-term incentives with both shareholder interests and directly to metrics that have been identified as critical drivers of financial and operational success and strategic objectives.

  •
  Facilitate a high-growth company strategy through a compensation program that rewards executives for exceptional growth in earnings, which then results in strong stock price performance and growth in market capitalization. Incentive compensation goals are set at "stretch" levels, resulting in awards that out-perform the market when company performance out-performs the market. Equity compensation, when granted, is typically "front-loaded" but only earned subject to achievement of strenuous earnings goals over a three-year period.

  •
  Performance-Based Compensation to Comply with Section 162(m) of the Code—Performance-based compensation provided to the Named Executive Officers subject to Section 162(m) of the Internal Revenue Code (the "Code") should comply with the requirements that qualify the compensation as tax deductible to the Company, unless the Company determines under particular circumstances that it is in the Company's best interest to provide compensation that is not tax deductible.

Role of the Compensation Committee

The Committee, consisting entirely of independent directors, has the responsibility for establishing, implementing, and monitoring adherence with the Company's compensation program and providing input to the Board with respect to management development and succession planning. The role of the Committee is to oversee, on behalf of the Board and for the benefit of the Company and its shareholders, the Company's compensation and benefit plans, For additional information on the members, structure, scope of authority and operation of the Committee, see "Compensation Committee" and "Proposal 1—Election of Directors."

The Committee makes all decisions over total direct compensation for Named Executive Officers and other members of senior management, which involves decisions regarding base salary, annual cash-based incentive plan bonuses and long term equity incentive plan awards. The Committee's recommendations for compensation arrangements of Mr. Bassoul, our Chairman of the Board, CEO and President, are presented to the full Board for approval.

Compensation Decision-Making Process

The CEO annually reviews the performance of each executive officer. Elements of executive reviews include an analysis of actual operating performance versus pre-determined operating performance targets, measures taken to improve efficiency of operations within the executive's area of responsibility and assessment of the executive's commitment to the Company's core operating principles. Based on the CEO's review, the CEO develops a recommendation to the Committee for each executive's annual base salary, annual incentive plan opportunity and payout, and the basis for long term equity-based grants. The Committee uses the same methodology to establish the annual base salary, annual incentive plan opportunity and payout, and long-term incentive award for the CEO.

With respect to annual cash bonus awards, the Committee determines the minimum amount of operating performance that must be achieved each year in order for an annual performance bonus to be paid. Target performance levels are set to be in line with the Company's annual budget and growth objectives and are presented by the CEO to the Board for review and approval. The total direct compensation of Named Executive Officers and senior management of the Company are set at levels intended to be competitive in order to retain the executive talent that has driven the historically strong performance of the company and attract new talent to continue strong performance and leadership.

The Committee determines compensation levels based on the discretionary judgment and experience of the committee members, with regards to the officers' experience in their respective roles, tenure with the Company, recent individual performance contributions, expected future performance contributions and critical retention needs. In setting compensation levels for the 2012 fiscal year, the Committee did not utilize specific external compensation data, surveys or indices as a basis for either the total direct compensation or a material portion of compensation paid to the Named Executive Officers.

In 2010, the Committee developed a peer group of 13 companies in comparable industries with median revenues approximating those of the Company at that time, for purposes of serving as a reference point for compensation levels, rather than a formula for establishing specific pay levels, and was not intended to supplant Committee judgment. Grant Thornton LLP, the Committee's consultant in 2010, provided competitive analysis of the senior executive officers based on this peer group, and supplemental market data obtained from national general industry compensation surveys, which provided the Committee with a general understanding of compensation practices relative to base salaries, annual incentives and long-term incentives at that time. However, the Committee did not engage in formal benchmarking in setting executive compensation in 2011 or 2012.

The peer group companies are shown in the table below.

($ millions)

Company	FYE 2012 Revenues	Company	FYE 2012 Revenues
Barnes Group Inc.	$1,230	IDEX Corp.	$1,984
Chart Industries Inc.	$1,014	John Bean Technologies	$917
Circor International Inc.	$845	Kaydon Corp.	$475
Clarcor Inc.	$1,122	Manitowoc Co. Inc.	$3,927
Colfax Corp.	$3,914	Papa John's Int'l Inc.	$1,342
Dover Corp.	$8,104	Standex International
Graco Inc.	$1,012	Corp.	$672
Middleby Corp.	$1,038	Peer Group Median	$1,122

The Elements of the Company's Compensation Program

The Company's compensation program is generally divided into three elements: (1) base salary, (2) annual performance incentive programs and (3) long term equity-based incentive programs awarded periodically. We use the mix of these elements to emphasize pay for performance. Using the elements of total direct compensation, we also recognize the different value brought by individual jobs within the Company. As a general rule, our CEO and CFO have the greatest responsibility for the operation and performance of the business and, accordingly, such individuals receive the most potential upside in their compensation, but also the most compensation at risk, depending on financial performance.

Base Salary

Base salary levels and any annual salary increases are budgeted based on the current business environment and the individual's level of responsibility and merit within the Company. The table below sets forth the base salary levels and associated changes for Named Executive Officers for the 2012 fiscal year. The Committee determined that no change was necessary for the 2012 fiscal year.

Named Executive Officer	2011 Base Salary	2012 Base Salary	% Change
Selim A. Bassoul	$1,000,000	$1,000,000	—%
Timothy J. FitzGerald	$400,000	$400,000	—%
David Brewer	$400,000	$400,000	—%
Martin M. Lindsay	$140,000	$140,000	—%

Annual Performance-Based Incentive Programs

Value Creation Incentive Plan

In 2011, the Board adopted a cash-based incentive compensation plan designed to allow performance-based compensation to qualify as such under Section 162(m) of the Code. The Value Creation Incentive Plan ("VCIP") enables the Company to establish stringent performance conditions for payment with respect to multiple goals, provides the Committee with the flexibility to address changing business needs, and continue to take advantage of tax deductions for compensation paid for achievement of performance goals. The VCIP is intended to provide an incentive for superior performance and to motivate eligible employees toward the highest level of achievement and business results, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executive officers.

The Committee has the discretion to determine which of the Named Executive Officers are eligible to participate in the VCIP. During 2012, each of the Named Executive Officers participated in the VCIP. Payment of VCIP awards are made subject to the attainment of the pre-established written performance goals approved by the Committee prior to the 90th day following the beginning of the Company's fiscal year. For 2012, the performance goals were based upon achievement of dual EBITDA and EPS goals for the fiscal year.

As discussed above, the Committee and management have determined that EBITDA and EPS are the most appropriate goals by which to measure and reward company performance as they directly link to the Company's business strategy, reflect how the Company is evaluated externally, and are the strongest indicators of financial and operational success. As established by the Committee, a threshold level of performance was required to be met on both the EBITDA and the EPS metrics in order for any bonus to be earned; if performance was below threshold on either or both metrics, no bonus would be earned. Tiered performance goals above the threshold EBITDA and EPS goals were established, which if met, lead to an incrementally higher annual bonus.

EPS and EBITDA goals are set annually based on an analysis of historical growth rates of each metric, as well as an analysis of industry and analyst growth expectations. As shown in the summary table below, each metric was weighted at 50%.

The following table shows 2012 actual EBITDA and EPS as compared to the target EBITDA and EPS goals (and for Mr. Brewer, actual increase in sales growth as compared to target increase in sales growth goal), and the corresponding payout to each named executive officer.

Name	Target Payout ($)	Maximum Payout ($)	Target Performance	Maximum Performance	Actual Performance	Actual Payout ($)
Selim A. Bassoul	3,000,000	4,000,000	EPS Growth + 14%	EPS Growth + 18%	+26% Growth	4,000,000
	3,000,000	4,000,000	EBITDA Growth + 14%	EBITDA Growth + 18%	+24% Growth	4,000,000
Timothy J. FitzGerald	787,500	1,050,000	EPS Growth + 14%	EPS Growth + 18%	+26% Growth	1,050,000
	787,500	1,050,000	EBITDA Growth + 14%	EBITDA Growth + 18%	+24% Growth	1,050,000
David Brewer	300,000	400,000	Sales Growth + 19%	Sales Growth + 25%	+26.6% Growth	400,000
Martin M. Lindsay	138,750	185,000	EPS Growth + 14%	EPS Growth + 18%	+26% Growth	185,500

Target bonus amounts for each named executive officer were established by the Committee using its judgment as to appropriate levels of incentive compensation that would be potentially paid to executives relative to the shareholder value created by achieving EBITDA, EPS, or sales performance goals. For 2012, actual EBITDA achieved was $226.5 million and actual EPS was $6.49. Performance of each metric exceeded the maximum goal, and each of the Named Executive Officers earned the maximum payout level.

  •
  To be eligible for a VCIP bonus, Mr. Brewer was subject to a performance goal related to an increase in sales growth for Middleby National Sales in the range of 12.5% at threshold to 25% at maximum. Mr. Brewer's corresponding award opportunities ranged from $200,000 to $400,000. Based on 2012 sales growth of 26%, Mr. Brewer received the maximum VCIP bonus of $400,000.

EBITDA is determined by the Committee in accordance with Generally Accepted Accounting Principles, subject to adjustment to reflect the impact of specific extraordinary items not reflected in the goals. Under the VCIP, the EBITDA calculation does not include foreign exchange gains/losses and does include all bonuses and incentive compensation payable, including VCIP payments, to Company employees for the applicable year.

Payments of VCIP bonuses, if any, are made after the completion of the Company's fiscal year end audit and only after the Committee certifies, in writing, that the goals with respect to which VCIP payments are to be made have been attained.

The bonus awarded to each Named Executive Officer in respect of 2012 performance under the VCIP is reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table below.

Long Term Equity-Based Incentive Programs

2011 Long-Term Incentive Plan and 2007 Stock Incentive Plan

Long-term incentive awards are made periodically as deemed appropriate by, and at the discretion of, the Committee. The Committee has not established a schedule or pattern for granting long-term incentives. No long-term incentives were granted in 2012 to any of the named executive officers due to the Committee's objective of providing "front-loaded" equity awards subject to vigorous performance criteria. The Committee last awarded long-term incentives in 2011, subject to performance over the three-year period of 2011 through 2013, as described below.

Long-term incentive awards are granted through the 2011 Long-Term Incentive Plan ("LTIP"), an equity-based incentive plan, which was approved by the Company's stockholders effective May 8, 2011. The LTIP encourages Named Executive Officers, non-employee Board members and senior management of the Company and its subsidiaries to have common stock ownership in the Company and further aligns the interests of Named Executive Officers, Board members and senior management with those of stockholders. The Committee is authorized to make grants of stock options, stock appreciation rights, restricted stock or performance stock under the LTIP.

In 2011, the Committee granted performance-based equity awards to the Named Executive Officers that are subject to a multi-year EBITDA and EPS growth goals. The goals were set based on an analysis of historical growth in EBITDA and EPS, as well as an analysis of industry and analyst growth expectations. Depending on the level of achievement reached at the end of the multi-year period, the Named Executive Officers will vest in the corresponding portion of the performance stock in 2014 based on audited results. The number of shares of performance stock granted in excess of the number that vest in 2014 will be forfeited back to the Company. The Committee determined the overall size of the long-term incentive award for each Named Executive Officer, including the CEO and CFO, based on the Committee's discretionary judgment and evaluation of the rigor of, and shareholder value created by, the three-year earnings goals, taking into account that the Committee does not typically award long-term incentives annually.

The following chart illustrates the threshold, target and maximum performance goals and resulting payout at the end of the 2011 - 2013 performance period. Performance must meet or exceed the threshold performance level on both EBITDA and EPS in order for shares to be earned; if performance is below threshold on either or both metrics, no shares will be earned.

Note: EBITDA and EPS presented in the table above represent three-year cumulative results. The annualized growth percentages represent the annual growth in EBITDA and EPS over the 2011 fiscal year end results.

The Committee may also make grants at varying times of the year, generally in connection with new employment arrangements or promotions. The CEO will make recommendations to the Committee regarding award levels for executive officers other than the CFO. The Committee has made such awards without regard to the release of the Company's financial results for the year or the release of any other material non-public information.

Stock ownership requirement.

The Company requires Named Executive Officers and senior executives to maintain a minimum multiple of base salary in the form of Common Stock ownership. Unexercised stock options are not considered in calculating the stock ownership requirement. The base salary multiples are set by the Committee and are set at levels consistent with the individual's level of responsibility within the Company. If a participant in the Company's annual performance-based incentive plans meets or exceeds their stock ownership requirement, then they are eligible to receive 100% of their annual bonus. If a participant does not meet the applicable stock ownership requirement, then a maximum of one-third of his or her annual bonus will be used to purchase common stock on the participant's behalf. This policy will continue under all annual performance- based incentive plans maintained by the Company.

Stock ownership requirements of the Named Executive Officers as of December 29, 2012 are as follows:

Named Executive Officer	Stock Ownership Requirement (multiple of base salary)	Stock Ownership Requirement (shares)	Actual Stock Ownership (shares)
Selim A. Bassoul	6 × base salary	47,820	567,806	(1)
Timothy J. FitzGerald	2 × base salary	9,165	96,786
David Brewer	2 × base salary	6,376	11,890
Martin M. Lindsay	2 × base salary	2,231	29,286

Footnotes:

(1)
Does not include 325,712 vested unexercised options. Mr. Bassoul's stock ownership requirement was increased to 6 × base salary in March 2013.

No Backdating.    The Company does not backdate stock options or grant stock options retroactively. All grants to any Company employee are approved by the Committee and are presented to the full Board for final approval. The exercise price of a stock option is set at the fair market value of the underlying Common Stock, which is equal to the closing market price of such stock on the date of grant and this method has been consistently applied.

Post-Employment Benefits

Pursuant to his employment agreement, the CEO is entitled to a nonqualified defined benefit pension benefit as follows. Upon the CEO's retirement on or after the date on which he attains the age of 55 (the "Age 55 Retirement Benefit"), he will be fully vested in a monthly retirement benefit equal to one-twelfth of 50% of his then current base salary, payable for the remainder of his life. This percentage increases ratably, depending upon the age of the CEO at the time of his retirement. If the CEO retires after the date on which he attains the age of 60 (the "Age 60 Retirement Benefit"), he will be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of his then current base salary, in lieu of the Age 55 Retirement Benefit, payable for the remainder of his life. If the CEO retires after the date on which he attains the age of 65, he will be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of his then current base salary, in lieu of the Age 55 Retirement Benefit and the Age 60 Retirement Benefit, payable for the remainder of his life. Mr. Bassoul is currently age 56 and is vested in the pension benefits provided under his employment agreement. The estimated monthly retirement benefit payable to the CEO based on his base salary as of December 29, 2012 would be $43,790 at the retirement age of 56, $52,083 at the retirement age of 60, and $62,500 at the retirement age of 65. The CEO and his dependents are generally entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their dependents for life, subject to any Medicare coverage being the primary coverage.

The Company does not provide a defined benefit pension plan for the named executive officers other than the CEO.

Limited Perquisites

The Named Executive Officers and senior executives of the Company are offered limited perquisites. In general, executives in sales oriented positions are offered an automobile expense reimbursement that varies by individual, but in no event exceeds ten thousand dollars per fiscal year. The CEO is provided the use of a Company automobile, with the associated income taxes added to annual income, and is reimbursed for the cost of annual income tax planning services.

Employment Agreements

To attract and retain highly skilled executives and to provide for certainty regarding rights and obligations, the Company has historically provided employment agreements to certain of its executive officers. The Committee believes that its employment agreements are crucial to the success of the Company in retaining the services of Mr. Bassoul, our Chairman, CEO and President, and Mr. FitzGerald, our CFO. The Company's employment agreement with Mr. Bassoul, entered on January 21, 2013, provides for an employment term through December 31, 2017. The Company's employment agreement with Mr. FitzGerald, entered on March 21, 2013, provides for an employment term ending on December 31, 2017.

Accounting and Tax Implications of Executive Compensation

Current federal tax law imposes an annual individual limit of $1 million on the deductibility of the Company's compensation payments to the CEO and its three other most highly compensated executive officers other than the CFO. Performance-based compensation that satisfies the conditions of Section 162(m) of the Code is excluded for purposes of this limitation. The 2011 grants of performance stock under the Company's 2011 Long-Term Incentive Plan and the 2012 annual incentive awards made to Messrs. Bassoul, FitzGerald and Lindsay under the Company's annual performance-based incentive plans were subject to, and made in accordance with, the Committee's pre-established performance goals, as required in order to qualify as "performance-based compensation" under Section 162(m) of the Code. The Committee reserves the right to pay compensation that may be non-deductible to the Company if it determines that it would be in the best interests of the Company.

Risk Assessment Regarding Company Compensation Program

The Committee, together with the Chairman of the Audit Committee and executive management, have considered risks arising from the Company's compensation policies and practices for its employees and have concluded that the compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In connection with the Company's adoption of performance-based compensation for its employees, an important objective of the Committee was ensuring that none of the targets would pose excessive risks.

The Committee discussed the relationship between the Company's compensation and benefits program and its risk profile with input from the Chairman of the Audit Committee and executive management. During its review, the Committee focused upon our short-term incentives, long-term incentives and change in control benefits as having the greatest potential to create incentives for individual or collective risk-taking. Following a thorough review of these and other components of the Company's compensation and benefit program, the Committee determined that the program does not create any incentives with respect to individual or collective behavior that are reasonably likely to have a material adverse effect upon either the Company's risk profile or the Company's overall approach to risk management. The current executive compensation program includes several "risk mitigating" elements, such as stock ownership requirements for its CEO and officers, the use of multiple performance metrics in incentive plans along with limitations on the payouts that can be earned through the incentive plans.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company's management. Based on the review and discussions, the Committee recommends to the Company's Board that the CD&A be included in these proxy materials.

The Compensation Committee: John R. Miller III, Chairman, and Gordon O'Brien

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2012

The following table sets forth information concerning the annual and long-term compensation for services to the Company in all capacities received by the following persons who are collectively referred to as the Company's "Named Executive Officers": (i) the Chief Executive Officer of the Company, (ii) the Chief Financial Officer of the Company and (iii) the two other executive officers of the Company (other than the Chief Executive Officer and the Chief Financial Officer) in respect of fiscal years 2012, 2011 and 2010, respectively, to the extent such person was a Named Executive Officer in the applicable fiscal year.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)		Total ($)
Selim A. Bassoul	2012	1,000,000	—	—	—	8,000,000	(2)	1,426,724	81,396	(4)	10,508,120
Chairman of the Board,	2011	1,000,000	—	17,996,000	—	8,000,000		609,393	84,191		27,689,585
President and Chief	2010	1,000,000		—	—	8,000,000		565,402	49,596		9,614,998
Executive Officer
Timothy J. FitzGerald	2012	400,000	—	—	—	2,100,000	(5)	—	6,795	(6)	2,506,795
Vice President and Chief	2011	400,000	—	7,198,400	—	2,100,000		—	6,533		9,704,933
Financial Officer	2010	400,000	—	—	—	2,100,000		—	1,795		2,501,795
David Brewer	2012	400,000	—	—	—	400,000	(7)	—	8,399	(8)	808,399
Chief Operating Officer	2011	400,000	—	—	—	400,000		—	7,399		807,399
	2010	400,000	—	—	—	300,000		—	3,445		703,445
Martin M. Lindsay	2012	140,000	—	—	—	185,000	(9)	—	3,818	(10)	328,818
Corporate Treasurer	2011	140,000	—	359,920	—	185,000		—	5,381		690,301
	2010	140,000	—	—	—	160,000		—	1,537		301,537

(1)
The amounts reported in the "Stock Awards" column of the table for 2011 reflect the fair value on the grant date of the performance based stock awards granted to our Named Executive Officers during 2011 based upon the probable achievement under such awards determined as of the grant date, consistent with the estimate of the aggregate compensation cost to be recognized over the applicable service period determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 718, excluding the effect of estimated forfeitures. The valuation assumptions used in determining 2011 amounts are described in Note 3 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2012. No "Stock Awards" were made to the Named Executive Officers in either 2012 or 2010.

The grant date fair value of performance stock awards granted to each of our Named Executive Officers during 2011 as shown in the table above reflects the maximum level of performance.

(2)
Mr. Bassoul's 2012 Non-Equity Incentive Plan Compensation consists of $8,000,000 paid under the VCIP. Details of the VCIP are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs."

(3)
Mr. Bassoul is entitled to a nonqualified defined benefit pension benefit as follows: upon Mr. Bassoul's retirement on or after the date on which he attains the age of 55, but before the date on which he attains the age of 60 (the "Age 55 Retirement Benefit"), he will be fully vested in a monthly retirement benefit equal to one-twelfth of 50% of his then current base salary, payable for the remainder of his life. This percentage increases ratably, depending upon the age of the CEO at the time of his retirement. If Mr. Bassoul retires on or after the date on which he attains the age of 60, but prior to the date on which he attains the age of 65 (the "Age 60 Retirement Benefit"), he will be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of his then current base salary, in lieu of the Age 55 Retirement Benefit, payable for the remainder of his life. If Mr. Bassoul retires on or after the date on which he attains the age of 65, he will be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of his then current base salary, in lieu of the Age 55 Retirement Benefit and Age 60 Retirement Benefit, payable for the remainder of his life.

(4)
All Other Compensation amounts in 2012 for Mr. Bassoul include $55,000 in director's fees for services to the Company and its subsidiaries, $16,151 for a Company-provided automobile, a $1,375 Company contribution to a health savings account, $3,870 of Company paid life insurance premiums and a 401(k) Company matching contribution of $5,000. The incremental cost to the Company with respect to the Company-owned automobile provided to Mr. Bassoul is estimated to be less than the $16,151 included in the table, which represents the taxable income imputed to Mr. Bassoul for his personal use of the automobile.

(5)
Mr. FitzGerald's 2012 Non-Equity Incentive Plan Compensation consists of $2,100,000 paid under the VCIP. Details of the VCIP are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs."

(6)
All Other Compensation amounts in 2012 for Mr. FitzGerald include a $1,375 Company contribution to a health savings account, $420 in Company paid life insurance premiums, and a 401(k) Company matching contribution of $5,000.

(7)
Mr. Brewer's 2012 Non-Equity Incentive Plan Compensation consists of $400,000 paid under the VCIP. Details of the VCIP are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs."

(8)
All Other Compensation amounts in 2012 for Mr. Brewer include a $1,375 Company contribution to a health savings account, $3,870 in Company paid life insurance premiums and a 401(k) Company matching contribution of $3,154.

(9)
Mr. Lindsay's 2012 Non-Equity Incentive Plan Compensation consists of $185,000 paid under the VCIP. Details of the VCIP are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs."

(10)
All Other Compensation amounts in 2012 for Mr. Lindsay include a $1,375 Company contribution to a health savings account, $162 in Company paid life insurance premiums and a 401(k) Company matching contribution of $2,281.

Employment Agreements with Named Executive Officers

Selim A. Bassoul

The Company and MM entered into an employment agreement with Mr. Bassoul on January 21, 2013. The agreement provides, among other things, for Mr. Bassoul to serve as President, Chief Executive Officer and Chairman of the Board of the Company for a term ending on December 31, 2017. Under the agreement, Mr. Bassoul receives an annual base salary of $1,000,000 and is eligible to participate in the VCIP.

Mr. Bassoul's employment agreement also provides for a Company-provided automobile, which is described in footnote 4 to the "Summary Compensation Table", and a nonqualified retirement benefit, which is described under the heading "Pension Benefits for Fiscal Year 2012."

The terms of the employment agreement relating to the termination of Mr. Bassoul's employment are discussed below, under the heading "Potential Payments Upon Termination or Change in Control."

Timothy J. FitzGerald

The Company and MM entered into an amended and restated employment agreement with Timothy J. FitzGerald, the Company's Vice President and Chief Financial Officer, effective on March 21, 2013. Mr. FitzGerald's employment agreement has a four-year and nine month term and will continue until December 31, 2017, unless Mr. FitzGerald's employment is earlier terminated under the terms of the employment agreement. Under the agreement, Mr. FitzGerald receives an annual base salary of $575,000, effective as of January 1, 2013.

Mr. FitzGerald's employment agreement provides that he is eligible to participate in and earn an annual bonus under the management incentive programs adopted by the Company from time to time, subject to the terms and conditions of such programs, based on Mr. FitzGerald's achievement of performance targets established in the sole discretion of the Company.

The terms of the employment agreement relating to the termination of Mr. FitzGerald's employment are discussed below, under the heading "Potential Payments Upon Termination or Change in Control."

Grants of Plan-Based Awards in Fiscal Year 2012

The following table sets forth information concerning cash incentive opportunities and grants of performance restricted stock and options made to Named Executive Officers during the 2012 fiscal year. The grant date set forth below is the date that the Board granted the award.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards					Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Selim A. Bassoul	(2)	2,000,000	3,000,000	4,000,000	—	—	—	—	—	—
	(3)	2,000,000	3,000,000	4,000,000	—	—	—	—	—	—

Timothy J. FitzGerald	(2)	525,000	787,500	1,050,000	—	—	—	—	—	—
	(3)	525,000	787,500	1,050,000	—	—	—	—	—	—

David Brewer	(4)	200,000	300,000	400,000	—	—	—	—	—	—

Martin Lindsay	(2)	92,500	138,750	185,000	—	—	—	—	—	—

(1)
These columns represent the annual cash award opportunities for each Named Executive Officer under the VCIP. The actual payouts under the plans for 2012 performance were approved on March 9, 2013, and are reflected in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table".

(2)
Award granted pursuant to the VCIP utilizing Earnings Per Share ("EPS") performance metrics. The threshold metric requires EPS growth of 10%, the target metric requires EPS growth of 14%, and the maximum metric requires EPS growth of 18%. EPS is defined as actual fiscal 2012 EPS, excluding any unusual charges related to acquisitions or restructuring reported by the Company on a diluted basis.

(3)
Award granted pursuant to the VCIP utilizing Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") performance metrics. The threshold metric requires EBITDA growth of 10%, the target metric requires EBITDA growth of 14% and the maximum metric requires EBITDA growth of 18%.

(4)
Mr. Brewer's VCIP award is contingent upon meeting sales growth metrics before being able to qualify for a VCIP award based on the Company's achievement of threshold EPS and EBITDA goals described above. The threshold metric requires Middleby National Sales growth of 25%, the target metric requires Middleby National Sales growth of 12.5%, and the maximum metric requires Middleby National Sales growth of 25%.

Outstanding Equity Awards at 2012 Fiscal Year End

The following table sets forth certain information concerning outstanding stock options and stock awards held by each of the Named Executive Officers under the 1998 Stock Incentive Plan, 2007 Stock Incentive Plan and Long Term Incentive Plan on December 29, 2012, the end of the 2012 fiscal year.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(a)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Selim A. Bassoul			—	—			—	—	39,715	(3)	4,983,041
	125,712	(1)	—	—	9.235	10/23/2013	—	—
	200,000	(2)	—	—	9.235	10/23/2013	—	—
									200,000	(4)	25,094,000
Timothy J. FitzGerald									80,000	(5)	10,037,600
David Brewer	—		—	—	—	—	—	—	2,000	(6)	250,940
	—		—	—	—	—	—	—	2,000	(7)	250,940
Martin M. Lindsay									4,000	(8)	501,880

(1)
On October 23, 2003, Mr. Bassoul was granted an option to purchase 250,000 shares of Common Stock. The option grant was 100% vested on the date of grant. The strike price of the option grant is $9.235, the closing price of Common Stock on the date of grant.

(2)
On October 23, 2003, Mr. Bassoul was granted an option to purchase 200,000 shares of Common Stock. The option grant vested in 20% increments upon the earlier of (i) the date that the market price of the Common Stock surpassed $18, $18.50, $19, $19.50, and $20 and (ii) October 23, 2008. Consistent with vesting parameters, this option grant was fully vested in the fourth quarter of 2004. The strike price of the option grant is $9.235, the closing price of Common Stock on the date of grant.

(3)
On March 8, 2007, Mr. Bassoul was awarded 139,000 shares of restricted stock. Beginning January 1, 2008, the grant vests in seven equal installments if the 30 day average closing price of Common Stock is at or above $62.50 between January 1, 2008 and January 1, 2011 ("2008 Tranche"), at or above $70 between January 1, 2009 and January 1, 2012 ("2009 Tranche"), at or above $77.50 between January 1, 2010 and January 1, 2013 ("2010 Tranche"), at or above $87.50 between January 1, 2011 and January 1, 2014 ("2011 Tranche"), at or above $100 between January 1, 2012 and January 1, 2015 ("2012 Tranche"), at or above $100 between January 1, 2013 and January 1, 2016 ("2013 Tranche") and at or above $100 between January 1, 2014 and January 1, 2017 ("2014 Tranche"). On December 29, 2009 a total of 39,714 shares of this grant were forfeited representing a surrender of all rights of the underlying shares under the 2009 Tranche and 2010 Tranche. On January 2, 2013, a total of 19,857 shares vested.

(4)
On March 28, 2011, Mr. Bassoul was awarded 200,000 shares of performance-based restricted stock. The award provides for vesting at the end of a three-year performance period based on the achievement of specified year over year increases in earnings per share (EPS) and earnings before interest, taxes, depreciation, and amortization (EBITDA). The performance period of the award is January 1, 2011, to December 31, 2013. On December 31, 2012, all shares related to this award remained unvested.

(5)
On March 28, 2011, Mr. FitzGerald was awarded 80,000 shares of performance-based restricted stock. The award provides for vesting at the end of a three-year performance period based on the achievement of specified year over year increases in earnings per share (EPS) and earnings before interest, taxes, depreciation, and amortization (EBITDA). The performance period of the award is January 1, 2011, to December 31, 2013. On December 31, 2012, all shares related to this award remained unvested.

(6)
On January 28, 2008, Mr. Brewer was awarded 10,000 shares of restricted stock. Beginning January 1, 2009 the grant vests in five equal installments if the 30 day average closing price of Common Stock is at or above $80 between January 1, 2009 and January 1, 2011 ("2009 Tranche"), at or above $85 between January 1, 2010 and January 1, 2012 ("2010 Tranche"), at or above $92.50 between January 1, 2011 and January 1, 2013 ("2011 Tranche"), at or above $100 between January 1, 2012 and January 1, 2014 ("2012 Tranche"), and at or above $107.50 between January 1, 2013 and January 1, 2015 ("2013 Tranche"). On December 29, 2009 a total of 4,000 shares of this grant were forfeited representing a surrender of all rights of the underlying shares under the 2009 Tranche and 2010 Tranche. On January 4, 2012 a total of 2,000 shares vested. On January 2, 2013, a total of 2,000 shares vested.

(7)
On February 13, 2008, Mr. Brewer was awarded 10,000 shares of restricted stock. Beginning January 1, 2009 the grant vests in five equal installments if the 30 day average closing price of Common Stock is at or above $80 between January 1, 2009 and January 1, 2011 ("2009 Tranche"), at or above $85 between January 1, 2010 and January 1, 2012 ("2010 Tranche"), at or above $92.50 between January 1, 2011 and January 1, 2013 ("2011 Tranche"), at or above $100 between January 1, 2012 and January 1, 2014 ("2012 Tranche"), and at or above $107.50 between January 1, 2013 and January 1, 2015 ("2013 Tranche"). On December 29, 2009 a total of 4,000 shares of this grant were forfeited representing a surrender of all rights of the underlying shares under the 2009 Tranche and 2010 Tranche. On January 4, 2012 a total of 2,000 shares vested. On January 2, 2013, a total of 2,000 shares vested.

(8)
On March 28, 2011, Mr. Lindsay was awarded 4,000 shares of performance-based restricted stock. The award provides for vesting at the end of a three-year performance period based on the achievement of specified year over year increases in earnings per share (EPS) and earnings before interest, taxes, depreciation, and amortization (EBITDA). The performance period of the award is January 1, 2011, to December 31, 2013. On December 29, 2012, all shares related to this award remained unvested.

Option Exercises and Stock Vested for Fiscal Year 2012

The following table sets forth the aggregate amounts received or realized in connection with the exercise of stock options and vesting of stock awards under the 1998 Stock Incentive Plan, 2007 Stock Incentive Plan, and 2011 Long Term Incentive Plan during the 2012 fiscal year by each of the Named Executive Officers. Options awarded under the plans become exercisable in accordance with the terms of the grant and generally have a ten year term.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Selim A. Bassoul	280,880	29,806,799	116,976	11,230,562
Timothy J. FitzGerald	21,520	2,274,126	59,500	5,699,860
David Brewer	—	—	9,333	899,435
Martin Lindsay	15,600	1,384,968	3,267	313,181

Pension Benefits for Fiscal Year 2012

Pursuant to his employment agreement (described above under the heading "Employment Agreements with Named Executive Officers"), Mr. Bassoul is entitled to a nonqualified defined benefit pension benefit as follows: upon Mr. Bassoul's retirement on or after the date on which he attains the age of 55, but prior to the date on which he attains age 60 (the "Age 55 Retirement Benefit"), he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 50% of his then current base salary, payable for the remainder of his life. This percentage increases ratably, depending upon the age of the CEO at the time of his retirement. Mr. Bassoul is age 56 and is currently eligible for this benefit. If Mr. Bassoul retires on or after the date on which he attains the age of 60, but prior to the date on which he attains age 65 (the "Age 60 Retirement Benefit"), he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of his then current base salary, in lieu of the Age 55 Retirement Benefit, payable for the remainder of his life. If Mr. Bassoul retires on or after the date on which he attains the age of 65, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of his then current base salary (the "Age 65 Retirement Benefit"), in lieu of the Age 55 Retirement Benefit and Age 60 Retirement Benefit, payable for the remainder of his life.

The estimated monthly retirement benefit payable to Mr. Bassoul based on his compensation level as of December 29, 2012, would be $43,790 at the retirement age of 56, $52,083 at the retirement age of 60, and $62,500 at the retirement age of 65, assuming a base salary of $1,000,000, as currently in effect.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Selim A. Bassoul	Chairman Retirement Plan	8	8,992,685	(2)	—
Selim A. Bassoul	Chairman Retirement Medical Plan(3)	8	556,853	(4)	—

(1)
Reflects years of credited service since the inception of the respective plans. The number of years of credited service for purposes of the plans is less than the Named Executive Officer's years of service with the Company and there is no benefit augmentation as a result.

(2)
The present value of accumulated pension benefits assumes a retirement age of 60, an interest rate of 4.00%, retirement income of $1.0 million, and a length of pension payout of 30 years.

(3)
Mr. Bassoul and his dependents are entitled to continue to participate in all health and medical plans and programs maintained by the Company for its senior executives and their dependents for life, subject to any Medicare coverage being the primary coverage.

(4)
The present value of accumulated post-retirement medical benefits due to Mr. Bassoul assumes a retirement age of 60, an interest rate of 4.00%, and a length of benefit period of 30 years.

Potential Payments Upon Termination or Change in Control

Under Employment Agreements

Selim Bassoul

During the term of Mr. Bassoul's employment agreement with the Company and MM, as described above under the heading "Employment Agreements with Named Executive Officers," Mr. Bassoul's employment may be terminated by the Company or by Mr. Bassoul at any time, or by the death of Mr. Bassoul.

In the event that the termination is by the Company for reasons other than cause or due to his death or disability, Mr. Bassoul's employment agreement provides that a pro rata share of incentive compensation under the VCIP that would otherwise have been payable to him had he remained employed by the Company until the last day of the fiscal year will be paid to Mr. Bassoul following the conclusion of the fiscal year for which payable, based on actual performance. In addition, the employment agreement provides that if the Company terminates Mr. Bassoul's employment without cause or if Mr. Bassoul terminates his employment due to a material diminution of his duties or a change in his title, then Mr. Bassoul will be entitled to a lump sum payment equal to three times the sum of (i) his annual base salary and (ii) an amount equal to the greater of (x) the amount of incentive compensation earned by Mr. Bassoul under the VCIP (as such plan may be renewed from time to time) with respect to the full calendar year immediately prior to the date of termination and (y) the average incentive compensation paid to Mr. Bassoul under the VCIP (or, if applicable, the Management Incentive Compensation Plan ("MICP") previously in effect) for each of the three calendar years immediately prior to the date of termination (the "Severance Amount"). Notwithstanding the foregoing, the Severance Amount is capped at $13,500,000 pursuant to the employment agreement.

Mr. Bassoul's employment agreement also provides that if his employment is terminated by either party, for any reason, then Mr. Bassoul and his dependents will be entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their families until the later of the death of Mr. Bassoul or his spouse, subject to any Medicare coverage being the primary coverage. The present value of the medical benefits that would be provided to Mr. Bassoul in such circumstances is shown above under "Pension Benefits for Fiscal Year 2012."

In the event that any amount payable to Mr. Bassoul is deemed under the Code to be made in connection with a change in control of the Company, and such payments would result in imposition of the excise tax imposed under the Code on "excess parachute payments," (the "Excise Tax"), the employment agreement provides that Mr. Bassoul's payments will be reduced to an amount that would not result in the imposition of the Excise Tax, to the extent such reduction would result in a greater after-tax benefit to Mr. Bassoul.

Timothy J. FitzGerald

During the term of Mr. FitzGerald's employment agreement, as described above under the heading "Employment Agreements with Named Executive Officers", Mr. FitzGerald's employment may be terminated by the Employer (defined as the Company and MM) or by Mr. FitzGerald at any time, or by the death of Mr. FitzGerald.

Mr. FitzGerald's employment agreement provides the following severance benefits. If the Employer terminates Mr. FitzGerald's employment without "cause" (as defined in the employment agreement), or if Mr. FitzGerald terminates his employment due to a material diminution of his duties, Mr. FitzGerald will be entitled to a lump sum payment equal to three times the sum of (i) his annual base salary for the full calendar year immediately prior to the date of termination and (ii) an amount equal to the greater of (x) the amount of his annual bonus paid under the VCIP (as such plan may be renewed from time to time) with respect to the full calendar year immediately prior to the year of termination and (y) the average of his annual bonuses paid under the VCIP (or, if applicable, the MICP previously in effect) for each of the three calendar years immediately prior to the year of termination.

In the event that any amount payable to Mr. FitzGerald is deemed under the Code to be made in connection with a change in control of the Company and would result in imposition of the Excise Tax, the employment agreement provides that Mr. FitzGerald's payments will be reduced to an amount that would not result in the imposition of the Excise Tax, to the extent such reduction would result in a greater after-tax benefit to Mr. FitzGerald.

Under Equity Incentive Plans

Upon termination of employment for reasons other than disability or death, each of the Named Executive Officers would be entitled to exercise any then-vested outstanding stock options for a period of three months following such termination of employment.

In the event of the disability or death of the Named Executive Officer, the executive or his estate or beneficiary, as the case may be, would be entitled to exercise any then-vested outstanding stock options for a period of one year following such termination event.

On March 28, 2011, the Company granted performance share awards to Mr. Bassoul, Mr. Fitzgerald, and Mr. Lindsay in respect of the performance period commencing on January 1, 2011, and ending on December 31, 2013. In the event of a termination of employment by the Company other than for cause or in the case of Mr. Bassoul, in the event he resigns due to a diminution of duties in accordance with the terms of his employment agreement, the performance share award will immediately vest in that number of shares that would vest based on actual performance measured as of the end of the month immediately prior to the month of such termination (and extrapolated to December 31, 2013, taking into account the length of the shortened performance period in comparison to the original three year period), pro rated for the number of days the executive officer worked through the date of termination. In the event of a change in control, as defined in the Company's 2011 Long-Term Incentive Plan, the performance share award will immediately vest in the greater of (i) the target number of shares or (ii) the number of shares that would vest based on actual performance measured immediately prior to date of the change of control (and extrapolated to December 31, 2013, taking into account the length of the shortened performance period in comparison to the original three year period).

For purposes of the tables below, assuming the occurrence of the triggering event on December 29, 2012, the value of accelerated restricted stock shown is determined by multiplying the number of shares of restricted stock that would vest as of December 29, 2012 by the closing price of the Common Stock on December 29, 2012 of $125.47.

Quantification

The tables below illustrate the potential payouts to each Named Executive Officer under each of the circumstances discussed above. The tables assume that the terminations or change in control, as applicable, took place on December 29, 2012, the last day of our 2012 fiscal year and are based on the applicable executive's current employment terms.

Name	Type of Payment	Involuntary Termination Without Cause	Voluntary Termination due to Material Diminution of Duties	Change in Control
Selim A. Bassoul(1)	Cash Severance	$13,500,000	$13,500,000	$0

	Accelerated Vesting of Restricted Stock	$16,729,333	$16,729,333	$27,585,583	(2)

	Total	$30,229,333	$30,229,333	$27,585,583

Timothy J. FitzGerald	Cash Severance	$8,025,000	$8,025,000	$0

	Accelerated Vesting of Restricted Stock	$6,691,733	$6,691,733	$10,037,600

	Total	$14,716,733	$14,716,733	$10,037,600

David Brewer	Cash Severance	$0	$0	$0

	Accelerated Vesting of Restricted Stock	$0	$0	$0	(3)

	Total	$0	$0	$0

Martin M. Lindsay	Cash Severance	$0	$0	$0

	Accelerated Vesting of Restricted Stock	$334,587	$0	$501,880

	Total	$334,587	$0	$501,880

(1)
Mr. Bassoul is currently early retirement-eligible. Upon a termination of Mr. Bassoul's employment, Mr. Bassoul would also become entitled to a monthly retirement benefit equal to approximately $43,430, assuming in each case that the termination occurred on December 29, 2012 and based on his current base salary of $1,000,000. Mr. Bassoul is fully vested in this pension benefit. The pension arrangements, including the benefits payable upon Mr. Bassoul's normal retirement, are described in more detail under the heading "Pension Benefits for Fiscal Year 2012" above.

(2)
Does not include 19,857 shares that vested on January 2, 2013, subsequent to the end of the Company's 2012 fiscal year.

(3)
Does not include 4,000 shares that vested on January 2, 2013, subsequent to the end of the Company's 2012 fiscal year.

Director Compensation for Fiscal Year 2012

The following table sets forth information concerning the annual and long-term compensation for services to the Company performed by members of the Board who were not employees of the Company during the 2012 fiscal year.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
Robert B. Lamb	55,000	(1)		—	—	—	—	55,000
Audit Committee Member
Ryan Levenson	55,000	(1)		—	—	—	—	55,000
Audit and Compensation
Committee Member
John R. Miller III	65,000	(1)		—	—	—	—	65,000
Compensation Committee
Chairman
Gordon O'Brien	55,000	(1)(2)		—	—	—	—	55,000
Lead Independent Director
and Compensation
Committee Member
Philip G. Putnam	65,000	(1)		—	—	—	—	65,000
Audit Committee
Chairman
Sabin C. Streeter	55,000	(1)		—	—	—	—	55,000
Audit Committee Member

(1)
Beginning January 1, 2011, each nonemployee director of the Company receives an annual retainer of $55,000 with the respective Audit and Compensation Committee Chairmen receiving an additional $10,000 annual retainer.

(2)
Cash-based Board fees for Mr. O'Brien's services are paid directly to his employer, American Capital Strategies.

The number of stock options and stock awards outstanding as of December 29, 2012 for each non-employee member of the Board is as follows:

Director	Options	Restricted Stock
Robert B. Lamb	—	1,600
John R. Miller III	—	1,600
Gordon O'Brien	—	4,800
Philip G. Putnam	—	1,600
Sabin C. Streeter	—	1,600

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and such individuals' transactions with the Company is based upon information received from each individual as of March 20, 2013.

The following table sets forth certain information with respect to the beneficial ownership of shares of the Common Stock, as of March 20, 2013, by each person known by the Company to be the beneficial owner of more than five percent of Common Stock, each director and each nominee for director of the Company, each Named Executive Officer of the Company and all current directors and executive officers of the Company as a group. Unless otherwise indicated below, the address for each person listed below is c/o The Middleby Corporation, 1400 Toastmaster Drive, Elgin, Illinois 60120.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class
Directors, Director Nominees, and Executive Officers:
Selim A. Bassoul	893,518	(1)	4.8%
Timothy J. FitzGerald	176,786	(2)	*
David Brewer	11,890		*
Martin M. Lindsay	29,286	(3)	*
Sabin C. Streeter	14,300		*
John R. Miller III	10,000		*
Philip G. Putnam	5,600		*
Gordon O'Brien	10,300		*
Robert B. Lamb	5,000		*
All directors and executive officers of the Company (9 individuals)	1,166,680		6.2%
Other 5% Holders:
Baron Capital Group, Inc.	1,052,267	(4)	5.6%
767 Fifth Avenue, 49th Floor
New York, NY 10153
The Vanguard Group	1,024,894	(5)	5.5%
100 Vanguard Boulevard
Malvern, PA 19355
Blackrock Inc.	974,197	(6)	5.2%
40 East 52nd Street
New York, NY 10022

*
Indicates beneficial ownership of less than 1%.

(1)
Mr. Bassoul is the Chairman, Chief Executive Officer and President of the Company. His holdings include 325,712 shares of Common Stock subject to options exercisable within 60 days, 19,858 shares of restricted Common Stock granted on March 8, 2007, 200,000 shares of restricted Common Stock granted on March 28, 2011, 62,930 held in trust for Mr. Bassoul's children, and 46,000 shares held by Mr. Bassoul's spouse as trustee.

(2)
Mr. FitzGerald is Vice President and Chief Financial Officer of the Company. His holdings include 80,000 shares of restricted Common Stock granted on March 28, 2011, 9,400 shares held by Mr. FitzGerald's spouse and children, and 61,399 shares held in family trusts.

(3)
Mr. Lindsay is the Corporate Treasurer of the Company. His holdings include 4,000 shares of restricted Common Stock granted on March 28, 2011.

(4)
Based on a Schedule 13G filed with the SEC on February 14, 2013 by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., and Ronald Baron (collectively, "Baron"), Baron (a) has sole voting power with respect to no shares, (b) has shared voting power with respect to 946,267 shares and (c) has shared dispositive power with respect to 1,052,267 shares.

(5)
Based on a Schedule 13G filed with the SEC on February 13, 2013 by The Vanguard Group, (a) has sole voting power with respect to 26,375 shares, (b) has sole dispositive power with respect to 999,519 shares and (c) has shared dispositive power with respect to 25,375 shares.

(6)
Based on the Schedule 13G filed with the SEC on January 30, 2013 by Blackrock, Inc., Blackrock, Inc. has sole voting and dispositive power with respect to all 974,197 shares.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	347,916	(1)	$11.04	550,000	(2)
Total	347,916			550,000

(1)
Represents outstanding options granted under the 1998 Stock Incentive Plan as of December 29, 2012, the last day of the Company's last completed fiscal year. Does not include 424,916 restricted shares that remain subject to a risk of forfeiture based on performance conditions issued under the 1998 Stock Incentive Plan and the 2007 Stock Incentive Plan. All options issued under the 2007 Stock Incentive Plan have been exercised or otherwise forfeited and zero remain outstanding. No options or share-based awards have been issued under the LTIP as of December 29, 2012, the last day of the Company's last completed fiscal year.

(2)
Represents shares issuable under the LTIP, the only equity compensation plan under which equity compensation awards may be issued in the future.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and executive officers and any person that beneficially owns more than ten percent of the Company's Common Stock are required to report their beneficial ownership and any changes in that ownership to the SEC and the NASDAQ. These reports are required to be submitted by specified deadlines, and the Company is required to report in this proxy statement any failure by directors, officers and beneficial owners of more than ten percent of its Common Stock to file such reports on a timely basis during the Company's most recent fiscal year or, in the case of such a failure that has not previously been so disclosed, prior fiscal years.

Based solely on a review of the copies of reports furnished to the Company during and with respect to the year ended December 29, 2012 and written representations from certain of the Company's directors and executive officers, the Company does not know of any failure by its executive officers, directors and beneficial owners of more than ten percent of its Common Stock to file on a timely basis any reports required by Section 16(a) for the year ended December 29, 2012 and, to the extent applicable for purposes of this disclosure, prior fiscal years, except as disclosed herein.

The Company was one day late in filing Form 4 reports on behalf of Mr. FitzGerald for a sale transaction made pursuant to an existing 10b5-1 plan on February 3, 2012, on behalf of Mr. Bassoul for exercises of stock options and sales transactions made pursuant to an existing 10b5-1 plan on February 23, 2012 and on December 17, 2012, on behalf of Mr. Streeter for a sale transaction on May 18, 2012, and on behalf of Mr. Lindsay for exercises of stock options on August 13, 2012. The Company did not timely file Form 4 reports on behalf of (i) Mr. Lindsay for transactions that occurred on January 1, 2012 and April 20, 2012, (ii) Mr. FitzGerald for transactions that occurred on January 1, 2012 and January 4, 2012, (iii) Mr. Brewer for transactions that occurred on January 1, 2012, January 4, 2012, and April 20, 2012, (iv) Mr. Levenson for a transaction that occurred on March 15, 2012, (v) Mr. Streeter for a transaction that occurred on March 14, 2012 and (vi) Mr. Bassoul for transactions occurring on January 1, 2012, January 4, 2012, February 3, 2012, March 15, 2012 and April 20, 2012. Form 4 reports were subsequently made to report each such transaction.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee conducts its oversight activities for the Company in accordance with duties and responsibilities outlined in the Audit Committee charter, approved by the Board on March 4, 2003 and modified on February 25, 2004, a copy of which is available under the "Investor Relations" section of the Company's website, located at www.middleby.com.

For the fiscal year ending December 29, 2012, the Audit Committee has reviewed and discussed the audited financial statements and internal controls over financial reporting with management and the Company's independent registered public accounting firm, Ernst and Young, LLP.

The Audit Committee has discussed with the Company's independent registered public accounting firm the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as modified or supplemented, by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding Ernst and Young's, LLP communication with the Audit Committee concerning independence, and held discussions with Ernst and Young, LLP regarding independence.

Based on the review and discussions outlined above, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2012.

The Middleby Corporation Audit Committee
Philip G. Putnam, Chairman,
Sabin C. Streeter, and
Robert Lamb

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 29, 2012, the Compensation Committee consisted of Messrs. O'Brien, Miller, and, until his resignation from the Board in November 2012, Mr. Levenson, all of whom were "independent directors" of the Company and were not officers of the Company. Selim A. Bassoul, Chairman, President and CEO of the Company, participated with the full Board in reviewing and approving certain components of compensation of other executive officers and senior managers. Recommendations concerning the compensation of Mr. Bassoul were made by the Compensation Committee to the Board. During 2012, no member of the Compensation Committee was, or formerly was, an officer or employee of the Company, or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K, promulgated under the Securities and Exchange Act of 1934, as amended.

The Middleby Corporation Code of Ethics

The Company has adopted a code of ethics that applies to all directors, executive officers, officers and employees of the Company. The Company has made the Code of Ethics available on its website at www.middleby.com.

Audit Firm Fee Summary

During fiscal years 2012 and 2011 the Company retained its principal auditors, Ernst & Young LLP and Deloitte & Touche LLP, respectively, to provide services in the following categories and amounts:

	2012	2011
Audit Fees—Fees for the annual financial statement and internal control audits, reviews of the Company's quarterly reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings	$959,000	$905,800
Audit Related Fees—Fees for the assurance and related services that are associated with the performance of the audit or interim financial statement review and are not reported under audit fees	$0	$28,600
Tax Fees—Fees for tax compliance	$919,740	$830,422
—Fees for assistance with tax audits and tax planning	$364,503	$770,674
All Other Fees—Fees for internal controls consultation services and compensation consulting	$0	$0

All of the services described in Audit Fees, Audit Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining the independence of the Company's public accountants.

The Audit Committee Charter provides that the Audit Committee shall pre-approve all audit and permitted non-audit services to be performed by the independent auditors (subject to the de minimis exceptions under applicable law, rules and regulations). However, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such pre-approvals, and the decisions of any member to whom such authority is delegated shall be presented to the full Audit Committee at its next regularly scheduled meeting. In determining whether to pre-approve permitted non-audit services, the Audit Committee (or the members with authority to pre-approve) shall consider whether the auditor's performance of such services is compatible with independence.

Independent Registered Public Accounting Firm

On May 10, 2012, the Audit Committee selected Ernst & Young LLP to be appointed as the Company's independent registered public accounting firm for the fiscal year ended December 29, 2012. The decision to change auditors was the result of a "request for proposal" process in which the Company evaluated the credentials of several firms.

During the fiscal years ended January 1, 2011 and December 31, 2011 and the subsequent interim period through May 10, 2012, neither the Company nor anyone on its behalf has consulted with Ernst & Young LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

In connection with the selection of Ernst & Young LLP, on May 10, 2012, the Audit Committee also decided to replace Deloitte & Touche LLP as the Company's independent registered public accounting firm.

The audit reports of Deloitte & Touche LLP on the Company's consolidated financial statements as of and for the fiscal years ended January 1, 2011 and December 31, 2011 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended January 1, 2011 and December 31, 2011 and the subsequent interim period through May 10, 2012, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in its audit reports on the Company's consolidated financial statements for such years.

During the fiscal years ended January 1, 2011 and December 31, 2011 and the subsequent interim period through May 10, 2012, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC enacted requirements for the Company to include in this proxy statement a separate resolution, subject to an advisory (non-binding) vote, to approve the compensation of its Named Executive Officers. This proposal is commonly referred to as a "Say on Pay" proposal. As required by these rules, the Company is asking stockholders to vote FOR the adoption of the following resolution:

"Resolved, the compensation paid to the Company's Named Executive Officers, as disclosed pursuant Item 402 of Regulation S-K of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

As an advisory (non-binding) vote, this proposal is not binding on the Company. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of its stockholders and will consider the outcome of the vote when making future compensation decisions for its Named Executive Officers.

As outlined in the Compensation Discussion and Analysis ("CD&A") section that begins at page 10, the Company's compensation program is designed to maximize strategic Company goals based on the following objectives:

  •
  attract and retain executive talent;

  •
  link executive compensation with operating performance;

  •
  link executive long-term compensation with stockholder interests; and

  •
  performance-based compensation to comply with Section 162(m) of the Internal Revenue Code.

The Compensation Committee and the Board believe that the policies and procedures articulated in the CD&A are effective in achieving its goals and that the compensation of its Named Executive Officers reported in this proxy statement has contributed to the Company's recent and long-term success. The Company encourages stockholders to review the executive compensation disclosure and executive compensation tables in the CD&A section for complete details of how its executive compensation policies and procedures operate and are designed to achieve the Company's compensation objectives.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary for advisory approval of this proposal. Although this vote is advisory in nature and does not impose any action on the Company or the Committee, the Company strongly encourages all stockholders to vote on this matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3—AMENDMENT TO BYLAWS TO IMPLEMENT MAJORITY VOTING FOR
UNCONTESTED ELECTIONS OF DIRECTORS

Section 1.7 of the Company's Bylaws currently provides that directors shall be elected by the holders of a plurality of the votes cast at any election of directors at which a quorum is present. Under a plurality vote, a director nominee who receives the highest number of affirmative votes cast is elected, whether or not such votes constitute a majority and without regard to the number of "withheld" votes.

Our Board believes that active stockholder participation in the election of directors is important to the Company and to effective corporate governance. As part of its review of corporate governance matters, the Board is aware of the increasing concern within the stockholder community that a plurality voting standard for uncontested director elections is inconsistent with principles of good corporate governance. Accordingly, both the Board and the Nominating Committee have concluded that it is in the best interests of the Company's stockholders to implement a majority voting standard for uncontested director elections.

Under a majority voting standard, each vote is specifically counted "for" or "against" the director's election. An affirmative majority of the total number of votes cast "for" a director nominee will be required for election. Abstentions will have no effect in determining whether the required affirmative majority vote has been obtained. Director nominees in contested elections would continue to be elected by plurality vote. A contested election is one in which the number of director nominees exceeds the number of directors to be elected.

The proposed amendments to the Bylaws are reflected in Exhibit A attached hereto.

If this proposal is approved by the requisite percentage of stockholders, the Bylaws will be amended and restated to reflect these changes.

Upon approval of this proposal by the stockholders, the Board will adopt a director resignation policy providing that an incumbent director whose re-election was not approved by a majority of votes cast in an uncontested election must promptly tender his or her resignation to the Board. The Nominating Committee will consider any such resignation and make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. In making its recommendation, the Nominating Committee will consider all appropriate and relevant factors and alternatives. The Board, excluding the director in question, will act on the Nominating Committee's recommendation and publicly disclose its decision and the rationale supporting it within 90 days following the date of the certification of the election results.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the Company's outstanding voting power entitled to vote generally in the election of directors is required for approval of this proposal.

The Board unanimously recommends that you vote FOR the approval of the proposed amendment to the Bylaws that implements a majority voting standard for uncontested director elections.

PROPOSAL NO. 4—RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP served as independent public accountants for the Company for the fiscal year ended December 29, 2012. The Audit Committee has selected Ernst & Young LLP to continue to provide audit services for the current fiscal year ending December 28, 2013. Accordingly, the Board recommends that stockholders ratify the selection of Ernst & Young LLP to audit the Company for the current fiscal year. Representatives of Ernst & Young LLP are expected to attend the annual meeting, to make a statement if they desire to do so and to be available to respond to appropriate questions.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary to approve the proposal to ratify the selection of Ernst & Young LLP as the Company's independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

MISCELLANEOUS

The Company's 2012 Annual Report to Stockholders, as well as the Company's quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to such reports are available, free of charge, on the Company's internet website, www.middleby.com. These reports are available as soon as reasonably practicable after they are electronically filed with or furnished to the SEC.

Cost of Solicitation

This solicitation of proxies is made by the Company, and all expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone, telecopy or electronically via the Internet. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

Requirements and Procedures for Submission of Stockholder Nominations of Director Candidates and Proposals of Security Holders

Stockholder Nominations of Director Candidates.    In order to have a director nominee considered by the Board for inclusion on the slate of nominees, a stockholder must submit the recommendation in writing to the Secretary of the Company and must include the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of Common Stock which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of Common Stock which are owned beneficially or of record by such stockholder, a (iii) description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Stockholder Proposals.    Proposals of stockholders intended to be presented at the 2013 Annual Meeting of Stockholders under SEC Rule 14a-8 must be received by the Secretary of the Company at the Company's principal executive offices for inclusion in the Company's Proxy Statement and form of proxy relating to the 2013 Annual Meeting no later than December     , 2013.

For a stockholder proposal outside the processes of Rule 14a-8 to be considered timely, the stockholder proposal must be received by the Company's Secretary no earlier than January 14, 2014 or later than February 13, 2014, provided that, in the event that the 2014 Annual Meeting of Stockholders is called for a date that is earlier than April 14, 2014, or later than June 13, 2014, the stockholder proposal, to be timely, must be received not later than the close of business on the tenth day following the day on which the Company's notice of the date of the 2014 Annual Meeting of Stockholders was mailed or public disclosure was made, whichever first occurs, and must otherwise comply with the requirements set forth in the Company's Bylaws.

By Order of the Board of Directors
MARTIN M. LINDSAY Treasurer

Dated: April     , 2013

EXHIBIT A

PROPOSED CHANGES TO THE
SECOND AMENDED AND RESTATED BYLAWS
OF
THE MIDDLEBY CORPORATION

  Section 1.1    VOTING.

(a)   Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws and except for the election of directors, which shall be the subject of Section 1.7(b) of these Bylaws, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such questions. ~~At any election of directors at which a quorum is present, the directors shall be elected by a plurality of the votes cast at such election.~~

(b)   Except as provided in the third paragraph of Section 2.1 of these Bylaws and subject to any rights of the holders of any class or series of stock to elect directors separately, each director shall be elected by a vote of the majority of the votes cast with respect to that director at any meeting for the election of directors at which a quorum is present, in accordance with these Bylaws; provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast against that director.

A-1

BARCODE 1 OF 2 12 15 See the reverse side of this notice to obtain proxy materials and voting instructions. Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: For holders as of: Date: Time: Location: 0000165501_1 R1.0.0.51160 THE MIDDLEBY CORPORATION THE MIDDLEBY CORPORATION 1400 TOASTMASTER DRIVE ELGIN, IL 60120 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Annual Meeting March 15, 2013 May 14, 2013 May 14, 2013 10:30 AM CDT Middleby Corporation 1400 Toastmaster Drive Elgin, IL 60120

Internal Use Only Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote . XXXX XXXX XXXX Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX 0000165501_2 R1.0.0.51160 1. Notice & Proxy Statement 2. 10-K/Annual Report Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 23, 2013 to facilitate timely delivery.

BARCODE Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence # 0000 0000 0000 . Voting items 0000165501_3 R1.0.0.51160 The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Selim A. Bassoul 02 Robert B. Lamb 03 John R. Miller III 04 Gordon O'Brien 05 Philip G. Putnam 06 Sabin C. Streeter The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2 Approval, by an advisory vote, of the 2012 compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC"); 3 Amendment of the Company's Second Amended and Restated Bylaws to implement majority voting for uncontested director elections 4 Ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year ending December 28, 2013. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Reserved for Broadridge Internal Control Information Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 0000165501_4 R1.0.0.51160

1 1 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000165502_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Selim A. Bassoul 02 Robert B. Lamb 03 John R. Miller III 04 Gordon O'Brien 05 Philip G. Putnam 06 Sabin C. Streeter THE MIDDLEBY CORPORATION 1400 TOASTMASTER DRIVE ELGIN, IL 60120 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 Approval, by an advisory vote, of the 2012 compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC"); 3 Amendment of the Company's Second Amended and Restated Bylaws to implement majority voting for uncontested director elections 4 Ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year ending December 28, 2013. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000165502_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10-K/Annual Report is/are available at www.proxyvote.com . THE MIDDLEBY CORPORATION This proxy is solicited on behalf of the Board of Directors Annual Meeting of the Stockholders May 14, 2013 10:30 a.m. The stockholder(s) hereby appoint(s) Timothy J. Fitzgerald and Martin M. Lindsay, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of THE MIDDLEBY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual meeting of stockholder(s) to be held at 10:30 a.m., CST on May 14, 2013, at The Middleby Corporation, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of all nominees for director, FOR the approval, by an advisory vote, of the 2012 compensation of the Company's named executive officers, For the amendment of the Company's Second Amended and Restated Bylaws, For the ratification of selection of Ernst & Young LLP as the Company's public accountants for the current fiscal year ending December 28, 2013, and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjourment thereof. Continued and to be signed on reverse side

QuickLinks

PROPOSAL NO. 1—ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
2012 Target Compensation
Discussion and Analysis
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2012
Grants of Plan-Based Awards in Fiscal Year 2012
Outstanding Equity Awards at 2012 Fiscal Year End
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Equity Compensation Plan Information
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 3—AMENDMENT TO BYLAWS TO IMPLEMENT MAJORITY VOTING FOR UNCONTESTED ELECTIONS OF DIRECTORS
PROPOSAL NO. 4—RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
MISCELLANEOUS
  EXHIBIT A
PROPOSED CHANGES TO THE SECOND AMENDED AND RESTATED BYLAWS OF THE MIDDLEBY CORPORATION